UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 24, 2012
_________________

Ziyang Ceramics Corporation
(Exact name of registrant as specified in its charter)

Florida	000-53874	82-0326560

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

LvBiao Industrial Park, Longdu Street, Zhucheng City, Shangdong Province, China 262200
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 86-536-6046925

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition.

On July 24, 2012 Ziyang Ceramics Corporation issued a press release providing management’s financial guidance for the 2012 second quarter and full year ending December 31, 2012. A copy of this press release is included as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 2.02 of Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Ziyang Ceramics Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 7.01         Regulation FD Disclosure.

 As disclosed in Item 2.02 above, on July 24, 2012 Ziyang Ceramics Corporation issued a press release providing management’s financial guidance for the 2012 second quarter and full year ending December 31, 2012. A copy of this press release is included as Exhibit 99.1 to this report.

 Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Ziyang Ceramics Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01         Financial Statements and Exhibits.

Exhibit No	Description

99.1	Press release dated July 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIYANG CERAMICS CORPORATION

Date: July 24, 2012	By:	/s/ Lingbo Chi
Lingbo Chi
Chief Executive Officer